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                                                                   EXHIBIT 10.94

                           WILSHIRE TECHNOLOGIES, INC.
                              DISTRIBUTOR AGREEMENT

     This Distributor Agreement ("this Agreement") is made effective and entered into this 5th day of March, 1996 ("Effective Date") by and between WILSHIRE TECHNOLOGIES, INC. with a principal place of business at 5441 Avenida Encinas, Suite A, Carlsbad, California 92008 ("WTI").

                                       and

ARMSTRONG INDUSTRIAL CORPORATION, ("AIC") a corporation organized and existing under the laws of Singapore with its head office and principal place of business at 7 Gul Lane, Singapore, 629406 ("DISTRIBUTOR").

1.   APPOINTMENT AND ACCEPTANCE.

     1.1 WTI hereby appoints DISTRIBUTOR on an exclusive basis to purchase and resell the Products in the Territory. DISTRIBUTOR accepts this appointment on the terms and conditions set forth herein and obligates itself to the requirements of this Agreement.

     1.2 The term "Products" shall mean the WTI products listed on Exhibit A attached hereto. WTI reserves the right to delete discontinued Products upon thirty (30) days prior written notice to DISTRIBUTOR. If a Product is discontinued, WTI will fill any outstanding orders placed by the DISTRIBUTOR before discontinuation notice. WTI will accept returns for credit of discontinued Products which the DISTRIBUTOR has in stock at the date of the discontinuation notice.

     1.3 The term "Territory" shall mean the geographic area defined on Exhibit B attached hereto. DISTRIBUTOR shall not reexport the Products from the territory without the express written authorization of WTI.

2.   SPLIT SALES COMMISSION/ACCOUNT EXCEPTIONS

It may be the case that certain accounts will require the involvement of a party other than appointed distributor to service the business. Distributor and WTI will discuss the issue of territorial commissions when this unique situation arises.

3.   DISTRIBUTOR'S REPRESENTATIONS.

     In order to induce WTI to enter into this agreement DISTRIBUTOR, and its undersigned officer, warrant and represent that:
     3.1 DISTRIBUTOR is a corporate entity duly organized and in good standing, and will remain in compliance with all applicable laws in the Territory.



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     3.2 DISTRIBUTOR is and will remain an independent contractor with respect to its relationship with WTI. DISTRIBUTOR agrees that WTI has granted it no authority to make changes to WTI's terms and conditions of sale, to extend WTI warranties or, in general , to enter into contracts or make quotations on behalf of or to bind WTI in any transactions with DISTRIBUTOR's customers or any governmental agencies or third parties. No relationship of employment shall arise between WTI and DISTRIBUTOR, or between WTI or any employee or representative of DISTRIBUTOR. DISTRIBUTOR is at all times acting for its own account, and at its own expense.

4.   TERMS.

     4.1 Subject to the provisions of Section 14 below, the term of this agreement shall be for one (1) year, commencing on the Effective Date, unless renewed as provided in Section 4.2 below.

     4.2 This Agreement shall continue in full force and effect for one or more successive one (1) year renewal periods, at the option of both parties, unless terminated for Just Cause as defined in Section 14.1 of this Agreement. Exhibit C will be revised annually as provided in Section 7.3.

     4.3 If either party wishes to not renew this agreement, then such party must give at least sixty (60) days notice before the expiration date of the agreement. If no such notice is given, the agreement will automatically renew for one year.

5.   PRICES AND TERMS.

     5.1 The Product prices and discounts to the DISTRIBUTOR shall be those listed in the attached price list in Exhibit E. The prices quoted are exclusive of any national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which shall be the responsibility of DISTRIBUTOR. In the event that WTI is required to pay any such taxes, duties or fees, such items will be added to the invoice to be paid by DISTRIBUTOR.

     5.2 WTI may change the prices of the Products from time to time upon sixty
(60) days prior written notice to DISTRIBUTOR. DISTRIBUTOR shall submit a list of outstanding quotations to WTI at time of price change and WTI shall use its best efforts to price protect such quotations for a period not to exceed three
(3) months from the effective date of the price change (provided that WTI will price protect any product releases made under blanket purchase orders previously accepted by WTI).

     5.3 All payment shall be made in United States dollars. Unless otherwise agreed by WTI in writing, terms of payment for all international sale transactions shall be by irrevocable letter of credit acceptable to WTI, due 60 days after the date of shipment; or sight draft due on receipt of goods; or open account due 30 days after the date of shipment/invoice.



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6.   WTI OBLIGATIONS.

     WTI will, during the term of this Agreement:

     6.1 Provide training for a reasonable number of DISTRIBUTOR'S representatives in the application, use, and sale of the Products. DISTRIBUTOR agrees to pay all expenses of its representatives to attend such training sessions, including salaries and transportation;

     6.2 Render periodic assistance to DISTRIBUTOR on technical and sales problems;

     6.3 Invoice DISTRIBUTOR for each Product sold on the day it is shipped or in accordance with the terms of the accepted order; and

     6.4 Participate in trade shows, open houses or exhibits in the Territory as WTI/DISTIBUTOR deems appropriate in their discretion.

     6.5 Prepare and provide to the DISTRIBUTOR, at WTI's expense, product specifications, product information bulletins, testing/stability certification and any other information required for initial product registration and maintaining registration compliance.

     6.6 WTI will use its best efforts to ensure that goods ordered will be shipped to DISTRIBUTOR within 30 days from WTI's receipt of a purchase order issued for Products included in the forecast referenced in Section 8.1. If WTI cannot deliver the Products referenced above within 60 days, WTI will pay any air freight/courier charges to expedite the shipment of the Products.

7.   DISTRIBUTOR OBLIGATIONS.

     In order to induce WTI to enter into this Agreement, and as a condition of this continuation in force, DISTRIBUTOR agrees that it shall;

     7.1 Actively use its best efforts to promote and penetrate the market for the Products in the Territory;

     7.2 Maintain adequate premises and facilities within the Territory, at its own expense, from which to inventory, demonstrate and sell the Products;

     7.3 Sell the annual minimum purchase quota and/or revenue quota of Products agreed between DISTRIBUTOR and WTI and as set forth on Exhibit C attached hereto; such quota to be revised annually by mutual consultation of the parties at least 60 days prior to the renewal of this agreement under Section 4.2.



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     7.4 Employ an adequate number of capable personnel to engage in the sale of the Products as described in Exhibit D;

     7.5 Require its sales personnel from time to time, as may be mutually agreeable, to visit WTI's facility (or other facility designated by WTI) at DISTRIBUTOR's expense, for the purpose of developing expertise in the application, capabilities, competitive advantages, and use of the Products;

     7.6 Promote the Products in trade shows, or exhibitions, including mailing of promotional literature to prospective customers;

     7.7 Cooperate with WTI in obtaining marketing and competitive data;

     7.8 Submit to WTI regular quarterly status reports reflecting sales activities and anticipated requirements of customers in the Territory in a format to be provided by WTI.

     7.9 Upon execution of this Agreement, purchase the initial inventory of $450,000 with delivery over a three (3) month period and thereafter maintain a 2 month inventory of the Products to meet customer requirements;

     7.10 Shall submit purchase orders for product(s) to WTI in writing by mail, courier, or telefax, which shall set forth (a) an identification of product(s) ordered, (b) quantity, (c) requested delivery dates and (d) shipping instructions and shipping address. Delivery dates requested in any purchase order must be at least thirty (30) days from the date of receipt by WTI of such purchase order.

     7.11 Not undertake to represent, distribute, or otherwise handle products which are in competition with the Products; and

     7.12 Furnish WTI copies of DISTRIBUTOR's Annual Financial reports for WTI's reference.

     7.13 Obtain, at DISTRIBUTOR'S expense, all needed import permits and applicable exemptions from customs duties needed to import the product(s).

8.   FORECASTS/PURCHASE ORDERS.

     8.1 During the first week of each month, DISTRIBUTOR shall forward to WTI a three (3) month rolling forecast of Product purchases designating the quantities of each model of the Products which DISTRIBUTOR intends to sell in this period. In addition, DISTRIBUTOR will provide WTI with a quarterly forecast for the period of six (6) months for each of the Products.



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     8.2 Any purchase orders issued by DISTRIBUTOR are subject to acceptance by
WTI and will not be deemed accepted until a written confirmation has been dispatched by WTI.

9.   DELIVERY/TITLE/RISK OF LOSS.

     9.1 Delivery of all Products ordered by DISTRIBUTOR for domestic shipment shall be made FOB point of shipment (e.g., WTI's Carlsbad, California facility). Delivery of all Products ordered by DISTRIBUTOR for international shipment shall be made EX Works (e.g., WTI's Carlsbad, California facility). ICC Incoterms (1990 editions) shall apply to all international shipments, except insofar as these Incoterms may be inconsistent with the terms of this Agreement.

     9.2 Risk of loss to the Products shall pass to DISTRIBUTOR at the point of shipment (e.g., WTI's Carlsbad, California facility).

     9.3 All Products ordered pursuant to accepted purchase orders will be scheduled for delivery in accordance with WTI's then current and normal delivery times. WTI shall not be responsible for failure to deliver or comply with any provision of this Agreement if such non-performance is due to causes beyond its reasonable control such as, but not limited to, acts of God, fire or explosions, civil and labor disturbances or delays in transportation. In such event, the time for performance hereunder shall be extended by the period of time attributable to the delay.

10.  PRODUCT WARRANTY.

     10.1 DISTRIBUTOR understands and acknowledges that this Product Warranty is made to DISTRIBUTOR only and shall not be passed through to DISTRIBUTOR's customer.

     10.2 WTI warrants the Products to be free from defects in material and workmanship until the expiration date on the Product.

     10.3 The sole responsibility of WTI under the foregoing warranty shall be limited, at its option, to the repair or replacement of defective Products returned by DISTRIBUTOR to WTI, at WTI's expense.

     10.4 All WTI warranties hereunder are conditioned upon proper storage, handling and use of the Products in the application for which they are intended.

     10.5 THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). REPAIR OR REPLACEMENT IN THE MANNER PROVIDED ABOVE SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF



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PURCHASER FOR BREACH OF WARRANTY AND SHALL CONSTITUTE FULFILLMENT OF ALL
LIABILITIES OF WTI WITH RESPECT TO THE QUALITY AND PERFORMANCE OF THE PRODUCTS.

     10.6 In no event shall WTI's liability to DISTRIBUTOR, whether in contract or in tort (including negligence and strict liability), exceed the price of the Product from which such liability arises.

11.  COMPLIANCE WITH LAWS IN THE TERRITORY.

     DISTRIBUTOR and WTI shall strictly comply with all applicable laws, rules, regulations and other governmental requirements governing the manufacture, packaging, labeling, distribution and sale of the Products in the Territory. Such compliance shall include, but shall not be limited to, the following:

     11.1 DISTRIBUTOR shall keep WTI informed of the particular requirements imposed on such products by the laws and regulations of the Territory;

     11.2 DISTRIBUTOR shall distribute, promote and sell the Products only for the uses and applications approved by WTI and as permitted under the applicable laws and regulations in the Territory;

     11.3 DISTRIBUTOR shall comply with any recalls of the Products initiated by WTI or governmental authorities; and

     11.4 DISTRIBUTOR shall promptly disclose to WTI all reports, data and other information received by DISTRIBUTOR relating to the unfavorable (including physiological or psychological) effects or toxicity of the Products. WTI will promptly address all reports received and reply in writing to DISTRIBUTOR.

12.  WTI'S PROPRIETARY INFORMATION AND RIGHTS.

     12.1 Each party acknowledges and understands that all information disclosed by one party to the other not generally known concerning WTI and DISTRIBUTOR and the Products, including but not limited to a party's organization and business affairs, customer lists, sales information, operating procedures and practices, technical data, designs, know-how, trade secrets, and processes (the "Proprietary Information"), whether owned by such party or licensed by such party from third parties, is subject to valuable proprietary interest of the disclosing party, and that the receiving party is under an obligation to maintain the confidentiality of such Proprietary Information. Without limiting the generality of the foregoing obligations, the receiving party agrees that for the term of this Agreement and thereafter until such time as the Proprietary Information is in the public domain, such receiving party will (i) not disclose, publish or disseminate any Proprietary Information, (ii) not use any Proprietary Information for its own account, (iii) not authorize any other person to disclose, publish or disseminate the Proprietary



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Information, and (iv) treat all Proprietary Information in a confidential manner, including appropriate marking and secure storage of written Proprietary Information.

     12.2 During the term of this Agreement, DISTRIBUTOR is authorized to use WTI trademarks for the Products in connection with DISTRIBUTOR's advertisement, promotion and distribution of the Products in the Territory. DISTRIBUTOR acknowledges that WTI owns and retains all patents, trademarks, copyrights and other proprietary rights in the Products, and agrees that it will not at any time during or after the termination of this Agreement assert or claim any interest in or take any action which may adversely affect the validity or enforceability of any patent, trademark, trade name, trade secret, copyright, or logo belonging to or licensed to WTI.

     12.3 DISTRIBUTOR agrees to use reasonable efforts to protect WTI's proprietary rights and to cooperate in WTI's efforts to protect its proprietary rights. DISTRIBUTOR agrees to notify WTI of any known or suspected breach of WTI's proprietary rights and to cooperate with WTI without making any charge therefore in any action by WTI to investigate or remedy an infringement of such rights.

     12.4 Neither DISTRIBUTOR nor its employees and agents, shall, without WTI's prior consent, alter any of the Products or remove, alert, obliterate or mar any notice or legend of WTI's patent, copyright, trademarks or trade secrets.

13.  INFRINGEMENT INDEMNIFICATION.

     13.1 WTI shall defend any claim, suit or proceeding brought against DISTRIBUTOR so far as it is based on a claim that the use, transfer or resale of any Products delivered hereunder constitutes an infringement of a patent, trademark or copyright registered in the United States, so long as WTI is notified promptly in writing by the DISTRIBUTOR of any such action and given full authority, information and assistance at WTI's expense for the defense of any such claim or proceedings. WTI shall pay all damages and cost awarded against the DISTRIBUTOR but shall not be responsible for any settlement made without its consent. In the event of final judgment which prohibits the DISTRIBUTOR or the DISTRIBUTOR's customers from continued use of any Products by reason of infringement of such patent, trademark or copyright, WTI may, at its sole option and at its expense, obtain the rights to continued use of any such Product, replace or modify such Product so that it is no longer infringing.

     13.2 WTI shall have no liability to the DISTRIBUTOR under any provisions of this Section 12 if any patent, trademark or copyright infringement or claim thereof is based upon the use of Products delivered hereunder in connection or in combination with equipment or devices not delivered by WTI or use of any such Product in a manner for which the same was not designed.



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14.  TERMINATION.

     14.1 WTI/DISTRIBUTOR may terminate this Agreement at any time prior to the expiration of its stated term upon the occurrence of any of the following events, each of which is expressly declared to be "Just Cause" for termination of this Agreement:

     14.1.1 DISTRIBUTOR defaults in any payment due WTI for Products purchased under this Agreement and such default continues unremedied for a period of fifteen (15) days following WTI's notice to default;

     14.1.2 DISTRIBUTOR fails to meet the annual minimum quota agreed to and set forth in Exhibit C;

     14.1.3 DISTRIBUTOR/WTI fails to preform any other material obligation, warranty, duty or responsibility under the Agreement, and such failure or default continues unremedied for a period of (30) following WTI's notice.

     14.1.4 DISTRIBUTOR/WTI becomes insolvent; proceedings are instituted by or against it in bankruptcy, insolvency, reorganization or dissolution; or it makes an assignment for the benefit of creditors; or

     14.1.5 DISTRIBUTOR/WTI is merged, consolidated, or substantially changes the nature or character of its business, or substantially changes its management ownership or principals.

14.2 Upon termination hereby by either party:

     14.2.1 All sums due to either party from the other shall be promptly paid;

     14.2.2 DISTRIBUTOR orders received and accepted by WTI prior to termination of this Agreement shall be fulfilled in accordance with their terms;

     14.2.3 All property belonging to one party but in the custody of the other shall be returned;

     14.2.4 DISTRIBUTOR shall cease all display, advertising and use of WTI tradenames, trademarks, logos and designations, except uses on the Products which remain in DISTRIBUTOR's possession; and

     14.2.5 WTI shall have the option to repurchase any or all of the Products in DISTRIBUTOR inventory which are new and unused at net price paid originally by DISTRIBUTOR.



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15.  GOVERNING LAW.

     The place of the making and execution of this Agreement, and the location of WTI shall be Carlsbad, California, U.S.A. Accordingly, the parties agree that the law of the State of California (except for the body of law known as conflicts of law and excluding any applicable provisions of the United Nations Convention for the International Sale of Goods) shall govern the interpretation, enforcement and performance of this Agreement. WTI and DISTRIBUTOR each expressly waive and disavow any rights that may accrue under any other body of law.

16.  LIMITATION OF LIABILITY.

     Neither WTI nor DISTRIBUTOR shall be liable to the other, or to DISTRIBUTOR's customers, for any special, indirect, or consequential damages, including but not limited to loss of profits, loss of business opportunities, or loss of business investment.

17.  INDEMNIFICATION.

     DISTRIBUTOR agrees to indemnify and hold WTI harmless from any costs, claims, damages, losses, liabilities or expenses (including reasonable attorney's fees) asserted by any third party resulting from DISTRIBUTOR's breach of this Agreement, inaccurate representation or warranty made by DISTRIBUTOR, or failure to conform to local laws and regulations.

18.  ASSIGNMENT.

     Neither party may assign any of the rights or obligations set forth in this Agreement without the prior written consent of the other, provided that WTI shall have the right to assign any portion of the Agreement to its subsidiaries and affiliated companies.

19.  NOTICES.

     All notices and demands under this Agreement shall be in writing and shall be served by personal service or by mail at the address of the receiving party first stated in this Agreement (or such different address as may be designated by such party to the other in writing). All notices or demands by mail shall be by facsimile, or by certified or registered airmail, return-receipt requested, and shall be deemed complete upon receipt.



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20.  INTEGRATED AGREEMENT.

     This Agreement (and attached Exhibits) constitutes the entire understanding and agreement between WTI and DISTRIBUTOR and terminates and supersedes all prior formal or informal understandings. Should any Section of this Agreement be held unenforceable by a court of law or other tribunal having jurisdiction over both parties, WTI or DISTRIBUTOR may elect to terminate this Agreement.

21.  LANGUAGE AND ORIGINALS.

     This Agreement has been written in the English language. It may be translated, for convenience, into other languages. However, in case of error or disagreement, the executed English language version shall prevail.

     This Agreement shall be executed in three (3) original copies, one for each party, and one that DISTRIBUTOR can use for registration purposes as needed.




                  Entered into in Carlsbad, California, U.S.A.




WILSHIRE TECHNOLOGIES, INC.            ARMSTRONG INDUSTRIAL CORP.

BY: /s/ John Van Egmond                BY: /s/ Anthony Ang
    ------------------------------         ------------------------------

TITLE: President & CEO                 TITLE: Executive Director
       ---------------------------            ---------------------------

DATE: March 5, 1997                    DATE: April 2, 1997
      ----------------------------           ----------------------------



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                              DISTRIBUTOR AGREEMENT
                   BETWEEN WTI AND ARMSTRONG INDUSTRIAL CORP.


                                    EXHIBIT A

                                  The Products



Exclusive distribution of all Wilshire Contamination Control products that pertain to the Disk Drive market with the exception of DuraCLEAN gloves, which shall be distributed on a non-exclusive basis.








EFFECTIVE DATE:  March 5, 1997

WTI: /s/ John Van Egmond
     ------------------------
AIC: /s/ Anthong Ang
     ------------------------



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                              DISTRIBUTOR AGREEMENT
                   BETWEEN WTI AND ARMSTRONG INDUSTRIAL CORP.


                                    EXHIBIT B

                             The Territory / Market




The Disk Drive market in the countries of Singapore, Thailand, Malaysia and Indonesia.








EFFECTIVE DATE:  March 5, 1997

WTI: /s/ John Van Egmond
     ------------------------
AIC: /s/ Anthony  Ang
     ------------------------



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                              DISTRIBUTOR AGREEMENT
                   BETWEEN WTI AND ARMSTRONG INDUSTRIAL CORP.


                                    EXHIBIT C

                            Annual Minimum Purchases


U.S. $ 1,500,000 for calendar year 1997.








PERIOD COVERED BY QUOTA: ________________

WTI: /s/ John Van Egmond
     ------------------------
AIC: /s/ Anthong Ang
     ------------------------



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                              DISTRIBUTOR AGREEMENT
                   BETWEEN WTI AND ARMSTRONG INDUSTRIAL CORP.


                                    EXHIBIT D

                              Dedicated Sales Staff



On or before April 1, 1997 DISTRIBUTOR must dedicate a qualified Sales Engineer to the sales of WTI products.

WTI would like to approve this individual and will commit to training this person in both the U.S. and Territory according to the following schedule.

WTI will commit to at least eight (8) trips to the countries covered in the agreement to support the DISTRIBUTOR personnel.

WTI will dedicate two (2) weeks of training time for DISTRIBUTOR personnel in the U.S.








EFFECTIVE DATE:  March 5, 1997

WTI: /s/ John Van Egmond
     ------------------------
AIC: /s/ Anthong Ang
     ------------------------



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